EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 123 to the Registration Statement of The Calvert Fund (1933 Act File No. 002-76510) of my opinion dated January 27, 2021 which was filed as Exhibit (i) to Post-Effective Amendment No. 122.

/s/ Michael Keane
Michael Keane, Esq.

January 27, 2022

Boston, Massachusetts